EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Cogo Group, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-164699 and 333-144326) on Form S-8 of Cogo Group, Inc. of our reports dated March 12, 2010, with respect to the consolidated balance sheets of Cogo Group, Inc. and its subsidiaries as of December 31, 2008 and 2009, and the related consolidated statements of income and comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2009 and the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in the December 31, 2009 annual report on Form 10-K of Cogo Group, Inc. and to the reference to our firm under the heading “Selected Financial Data” in the annual report.

Our report dated March 12, 2010 refers to a change in the methods of accounting for business combinations and for noncontrolling interest in 2009.

/s/ KPMG

Hong Kong, China

March 12, 2010